Exhibit 99.1

Houston American Energy Corp. Announces First Phase of Strategic Acquisitions to Accelerate Growth and Transformation

HOUSTON, TX, December 12, 2024 – Houston American Energy Corp. (NYSE American: HUSA) (the “Company”) today announced a pivotal step towards a transformation into an integrated energy and technology company with the signing of two non-binding Letters of Intent to acquire Abundia Global Impact Group LLC (AGIG) and RPD Technologies (RPD). These proposed acquisitions comprise a comprehensive strategy aimed at driving shareholder value through diversification and innovation in the energy transition sector.

“We believe the potential value created by the combination of these companies is exciting,” stated Peter Longo, Chief Executive Officer of HUSA. “RPD brings years of technical experience and an established revenue stream from engagements with some of the world’s leading petrochemical companies. This, combined with the strategy developed by AGIG through its renewable and recycling suite of technology solutions represents a truly synergistic proposition. The planned co-location of these companies at AGIG’s recently announced Cedar Port, Houston site will provide a platform for seamless collaboration, optimized resources, and economies of scale.”

The AGIG Transaction:

HUSA has entered into a Letter of Intent to acquire 100% of the membership interests of Abundia Global Impact Group LLC. The details of this transaction are currently under negotiation with terms expected to be finalized by the first quarter of 2025.

Ed Gillespie, Chief Executive Officer of AGIG, added, “Partnering with RPD and HUSA will provide us with an experienced technical team while also deepening our access to capital markets. The combined resources and expertise of the companies will further enhance our ability to accelerate the commercialization of our technologies, creating meaningful value for our stakeholders.”

The Letter of Intent is non-binding and subject to customary due diligence.

The RPD Transaction:

HUSA has entered into a Letter of Intent to acquire 100% of RPD’s membership interests in a debt free transaction with terms that extend over a three-year period.

The Letter of Intent is non-binding and subject to customary due diligence.

RPD Technologies commented, “Joining forces with HUSA and Abundia Global Impact Group would mark an exciting new chapter for RPD. Our planned relocation to the Cedar Port Industrial Park will enable us to support larger, more complex projects for our clients. The shared location and associated operational efficiencies will allow us to deliver expanded services while creating added value for our customers.”

The Strategic Vision

This announcement follows HUSA’s recent $2.5 million private placement, closed in November 2024, and underscores the Company’s commitment to strategic growth under new leadership. These acquisitions will represent an important phase in HUSA’s long-term strategy to diversify its portfolio and expand its global footprint. By combining the technical expertise of RPD with AGIG’s renewable solutions, HUSA will be well positioned to deliver sustainable growth and redefine its role in the energy transition sector.

“We have a long history in the oil & gas arena. I am honored to help drive shareholder value as we embark on this new period of growth for HUSA,” stated Peter Longo, “The demand for all forms of energy is only growing, creating opportunities across oil & gas, renewable energy, and energy transition technologies. We remain committed to unlocking new opportunities for innovation and growth to the benefit of the company and its shareholders.”

About Abundia Global Impact Group (AGIG)

AGIG is on a mission to transition the world into a decarbonized future through the deployment of its suite of technologies, which converts plastic and certified biomass waste into high-quality renewable fuels, energy, and chemical products, providing sustainable solutions that meet the growing demand within established global markets, thus facilitating the transition into a decarbonized future.

About RPD Technologies (RPD)

RPD Technologies is a contract research and development facility specializing in the commercialization of breakthrough technologies. Based near Houston, TX, RPD offers lab, pilot, and demonstration-scale services to support diverse applications, including refining, petrochemical, and renewable technologies. Its expertise and capabilities make it a trusted partner for startups and established global operating companies alike.

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about the potential acquisitions of AGIG and RPD Technologies.

With respect to the forward-looking information contained in this news release, the Company has made numerous assumptions. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing our business is disclosed in our Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

For additional information, view the company’s website at www.houstonamerican.com or contact Houston American Energy Corp. at (713) 222-6966.